As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-158390

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JOURNAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	20-0020198
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
333 West State Street
Milwaukee, Wisconsin 53203
800-388-2291
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)
Steven J. Smith
Chairman and Chief Executive Officer
333 West State Street
Milwaukee, Wisconsin 53203
(414) 224-2425
(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

with a copy to:

Benjamin F. Garmer, III
Russell E. Ryba
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-2400

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

[JRN LOGO]

JOURNAL COMMUNICATIONS, INC.

Debt Securities
Class A Common Stock
Preferred Stock
Warrants Stock Purchase Contracts
Stock Purchase Units

_________________

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our class A common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our class A common stock by any selling shareholders.

        Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The prospectus supplement and/or other offering material may add, update or change information contained in this prospectus.

Our class A common stock is traded on the New York Stock Exchange under the symbol “JRN.”

        We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        You should read this prospectus, any supplement and any other offering material carefully before you invest.

        See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is June 16, 2009.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires or as otherwise specifically stated, in this prospectus, “we,” “us,” “our” or “ours” refer to Journal Communications, Inc.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our class A common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

        Founded in 1882, we are a diversified media company with operations in publishing, radio and television broadcasting and printing services. Our publishing operations consist of the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 50 community newspapers and shoppers in Wisconsin and Florida. Our broadcasting operations consist of 35 radio stations and 12 television stations in 12 states and the operation of a television station under a local marketing agreement. Our interactive media assets include approximately 120 online enterprises that are associated with our publishing and broadcasting segments. We also provide a wide range of commercial printing services, including printing of publications, professional journals and documentation material, through our printing services operations. In 2008, our total revenue was $544.9 million, 82.9% of which was generated from our publishing and broadcasting operations and 17.1% from printing services and other operations.

        Our headquarters are located at 333 West State Street, Milwaukee, Wisconsin 53203, and our telephone number is 800-388-2291.

SELLING SHAREHOLDERS

        We may register shares of class A common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. The principal purpose for any such registration would be to allow new shareholders to resell any shares of class A common stock that we issue to them in potential future acquisitions, capital raising transactions, private placements or other strategic transactions and shareholders with registration rights under the shareholders agreement discussed below to potentially resell shares. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our class A common stock in transactions exempt from the registration requirements of the Securities Act of 1933. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of class A common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of class A common stock being sold by each selling shareholder.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying, repurchasing or redeeming existing debt, expanding existing businesses, acquiring businesses and investing in other business opportunities. Pending such use, we may temporarily invest the net proceeds in short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

	First Quarter Ended	Years Ended
	March 29, 2009(1)	2008(2)	2007	2006	2005	2004
Ratios of earnings to fixed charges	--	--	7.80x	6.35x	15.42x	28.88x

        (1)        Earnings for the first quarter ended March 29, 2009 were inadequate to cover the fixed charges. The coverage deficiency for the period was $1.5 million.

        (2)        Earnings for the year ended December 28, 2008 were inadequate to cover the fixed charges. The coverage deficiency for the period was $330.8 million.

        For purposes of computing the ratios of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

        We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

SECURITIES TO BE OFFERED

        We may offer debt securities, shares of class A common stock, shares of preferred stock, warrants, stock purchase contracts and stock purchase units. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the debt securities will be described in the prospectus supplement and/or other offering material relating to the debt securities. As used in the following description, the terms “Journal Communications, Inc.,” “we,” “us” and “our” refer to Journal Communications, Inc., a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

        Debt securities will be issued under an indenture between us and a trustee, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the indenture.

        The following summaries of the material provisions of the indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

        The indenture does not limit the amount of debt, either secured or unsecured, which we may issue under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

        We conduct substantially all of our operations through subsidiaries and expect that we will continue to do so. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

        The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of those debt securities:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the debt securities is payable;

•	the rate or rates (or the manner of calculating the rate or rates) at which the debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the debt securities are to be made;

•	if the interest on or principal of (or premium, if any, with respect to) the debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•	whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•	the extent to which any debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•	the terms of any right to convert the debt securities of such series into, or exchange the debt securities for, our class A common stock or other securities or property or cash in lieu of our class A common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture).

Payments

        Unless otherwise indicated in any prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and transfers of the debt securities will be registerable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

        Unless otherwise indicated in any prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement.

        We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation or Sale of Assets

        The indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other person, provided that:

•	immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing;

•	the successor person is a person organized and existing under the laws of the United States or a state thereof; and

•	the successor person expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor person complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

        Other than the covenants described above or as set forth in any accompanying prospectus supplement, the indenture contains no covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indenture

        With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the indenture, waivers, modifications and alterations of the terms of the indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	extend the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce the principal amount thereof or any premium thereon;

•	make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the indenture and its consequences; and

•	waive compliance with other specified provisions of the indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

        We and the trustee may, without the consent of any holders, modify and supplement the indenture:

•	to evidence the succession of another person to us under the indenture, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of us pursuant to the indenture;

•	to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture or to make any changes to the indenture required by law;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, amend or supplement the indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indenture shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to provide for the issuance under the indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•	to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Certain Restrictive Covenants

        The indenture requires us to comply with certain restrictive covenants.

Limitations on Secured Debt

        We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements (excluding operating leases) or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the debt securities offered under this prospectus and any prospectus supplement equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•	any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a person at the time such person shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a person or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to any other principal property thereafter acquired other than additions to such acquired property;

•	security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•	any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•	mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

•	any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license and any security interest to secure public or statutory obligations;

•	security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

•	security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business;

•	security interests in connection with certain permitted receivables financings; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the indenture.

        In addition to these exceptions, we or a restricted subsidiary may assume or guarantee other secured debt without securing the debt securities if the total amount of secured debt outstanding and value of sale and leaseback transactions at the time does not exceed 10% of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto.

        “Consolidated Net Tangible Assets” means the aggregate of all assets at their net book values, after deducting related depreciation, amortization and other valuation reserves, appearing on the consolidated balance sheet of Journal Communications, Inc. and its consolidated subsidiaries (including the value of all existing sale and leaseback transactions and any assets resulting from the capitalization of other long-term lease obligations) prepared in accordance with generally accepted accounting principles, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

Limitations on Sale and Leaseback Transactions

        We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).

        The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinate and junior in right of payment to the prior payment of the debt securities.

Restrictions on Transfer of Principal Properties to Some Subsidiaries

        We will not, and will not cause or permit any of our restricted subsidiaries to, transfer (whether by merger, consolidation or otherwise) any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:

•	to the acquisition, construction, development or improvement of properties or facilities which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•	to the redemption of debt securities;

•	to the repayment of certain indebtedness for borrowed money of us or any of our restricted subsidiaries, other than any indebtedness owed to any restricted subsidiary or our subordinated indebtedness; or

•	in part to an acquisition, construction, development or improvement and in part to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to redemption of debt securities, we may, within one year of the transfer, deliver to the trustee under the indenture debt securities of any series, other than debt securities made the basis of a reduction in a mandatory sinking fund payment, for cancellation and thereby reduce the amount to be applied to the redemption of debt securities of that series by an amount equivalent to the aggregate principal amount of the debt securities so delivered.

Certain Definitions

        The following are the meanings of terms that are important in understanding the covenants previously described:

•	“principal property” means any manufacturing plant or similar facility (including associated fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any restricted subsidiary, whether owned on the date hereof or thereafter, provided each such plant or similar facility has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of five percent of the consolidated net tangible assets of us and our consolidated subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such plant or similar facility or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our consolidated subsidiaries taken as a whole.

•	“restricted subsidiary” means any subsidiary of the company that is not an unrestricted subsidiary.

•	“secured debt” means indebtedness for money borrowed which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary.

•	“subsidiary” means any person of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such person.

•	“unrestricted subsidiary” means (a) any subsidiary of ours that at the time of determination shall be designated an unrestricted subsidiary by our board of directors (provided, however, that any subsidiary of ours having, as of the end of our most recently completed fiscal year, (i) assets with a gross book value in excess of 10% of the total gross book value of the assets of us and our subsidiaries taken as a whole, or (ii) gross revenue in excess of 10% of our total gross revenue and of our subsidiaries taken as a whole, may not be designated as an unrestricted subsidiary under the indenture); and (b) any subsidiary of an unrestricted subsidiary.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

        If we deposit with the trustee, in trust, at or before maturity or redemption:

•	lawful money;

•	direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

•	a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus or any prospectus supplement relating to such debt securities, except as to:

•	our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Default-Events of Default” below; and

•	other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the indenture.

        Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

        Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the indenture (excluding the exceptions discussed above under the heading “Covenant Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

        The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•	that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Default

Events of Default

        As to any series of debt securities, an event of default is defined in the indenture as being:

•	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

•	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due, which failure continues for 30 days;

•	failure to observe or perform any other covenant, warranty or agreement in the indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in this section, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

•	uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including any other series of debt securities, beyond any period of grace with respect thereto if the aggregate principal amount of the obligation is in excess of $25,000,000;

•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

        So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. In addition, we will notify the trustee of any event of default or any event which, with notice or the lapse of time, would constitute an event of default, promptly after and in any case within five business days after one or more of our specified officers becomes aware of such event. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

        The trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

        If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder.

Actions upon Default

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee indemnity satisfactory to the trustee. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

        The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee security or indemnity satisfactory to the trustee against costs, expenses and liabilities which may be incurred thereby.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Delivery and Settlement

        We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC, or else the global securities will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.

        DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

        We expect that under procedures established by DTC:

•	Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the mortgage indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the mortgage indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the mortgage indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Certificated Debt Securities

        We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

        Our authorized capital stock consists of 170,000,000 shares of class A common stock, $0.01 par value per share, 120,000,000 shares of class B common stock, $0.01 par value per share, 10,000,000 shares of class C common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of February 26, 2009, there were 40,611,583 shares of class A, 10,007,429 shares of class B (excluding shares held by The Journal Company, our wholly-owned subsidiary) and 3,264,000 shares of class C common stock outstanding. We will disclose in an applicable prospectus supplement and/or offering material the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Comparison of Class A, Class B and Class C Common Stock

        The following table compares our class A common stock, class B common stock and class C common stock.

	Class A Common Stock	Class B Common Stock	Class C Common Stock
Public market	Listed on the New York	None.	None.
Stock Exchange under the
symbol “JRN.”

	Class A Common Stock	Class B Common Stock	Class C Common Stock

Voting rights	One vote per share on all	Ten votes per share on all	Two votes per share on all
	matters voted upon by our	matters voted upon by our	matters voted upon by our
	shareholders.	shareholders.	shareholders.
Dividends	The cash dividend payable	The cash dividend payable	The cumulative cash
	with respect to each share	with respect to each share	dividend payable with
	of class A common stock	of class B common stock	respect to each share of
	will equal the cash	will equal the cash	class C common stock will
	dividend payable with	dividend payable with	equal the cash dividend
	respect to each share of	respect to each share of	payable with respect to
	class B common stock. Cash	class A common stock. Cash	each share of class A and
	dividends may not be	dividends may not be	class B common stock;
	declared and paid with	declared and paid with	provided that the dividend
	respect to class A common	respect to class B common	on the class C shares will
	stock without concurrent	stock without concurrent	not be less than $0.57 per
	cash dividends declared and	cash dividends declared and	year (subject to adjustment
	paid with respect to the	paid with respect to the	for certain dilutive
	class B and class C common	class A and class C common	events). Cash dividends may
	stock.	stock.	be declared and paid with
respect to class C common
stock without concurrent
cash dividends declared and
paid with respect to the
class A and class B common
stock.
Liquidation	Upon liquidation,	Upon liquidation,	Upon liquidation,
	dissolution or winding up,	dissolution or winding up,	dissolution or winding up,
	the holders of outstanding	the holders of outstanding	the holders of outstanding
	class A shares will be	class B shares will be	class C shares will be
	entitled to receive (after	entitled to receive (after	entitled to be paid in cash
	the payment of any	the payment of any	out of the assets available
	preferential amounts	preferential amounts	for distribution (after the
	required to be paid to the	required to be paid to the	payment of any preferential
	holders of preferred stock	holders of preferred stock	amounts required to be paid
	and class C common stock),	and class C common stock),	to the holders of preferred
	pro rata with the holders	pro rata with the holders	stock and before any
	of outstanding class B	of outstanding class A	payment to the holders of
	shares, the remaining	shares, the remaining	class A common stock or
	assets and funds available	assets and funds available	class B common stock), the
	for distribution to our	for distribution to our	greater of (i) $24.26 per
	shareholders.	shareholders.	share (subject to
adjustment for certain
dilutive events), plus
accumulated and unpaid
dividends on such shares;
or (ii) the amount the
holder would have received
had he or she converted the
class C common stock into
class A common stock
immediately before the
liquidation, dissolution or

	Class A Common Stock	Class B Common Stock	Class C Common Stock

winding up.
Redemption	Not applicable.	Not applicable.	We have the option to
redeem all of the shares of
class C common stock on
September 30, 2017 at a
price of $24.26 per share
(subject to adjustment for
certain dilutive events)
plus accumulated and unpaid
dividends. However, if a
holder of class C common
stock delivers a written
notice within thirty days
following delivery of a
notice of redemption that
such holder wishes to
retain the shares of class
C common stock called for
redemption, then we will
not be entitled to redeem
the shares of class C
common stock. Instead, each
share held by the holder
submitting the notice will
remain a share of class C
common stock until
September 30, 2018, on
which date it will
automatically be converted
into 0.248243 shares of
class A common stock and
1.115727 shares of class B
common stock. If we do not
exercise our option to
redeem the class C shares,
then on September 30, 2018,
each class C share will
automatically be converted
into 0.248243 class A
shares and 1.115727 class B
shares.

Following approval by our
board of directors of a
“strategic transaction” (as
defined), we will have the
option to redeem all of the
shares of class C common
stock at a price of $24.26
per share (subject to
adjustment for certain
dilutive events) plus

Class A Common Stock	Class B Common Stock	Class C Common Stock

accumulated and unpaid
dividends. If we exercise
this redemption option,
then we must, within ten
business days following the
approval by the board of
directors of the strategic
transaction, deliver to
each holder of class C
common stock written notice
of redemption and indicate
the date fixed for
redemption, which date
cannot be earlier than
twenty business days or
later than forty business
days after the date the
notice is delivered. If a
holder of class C common
stock delivers to us, no
later than one business day
before the date fixed for
redemption, a legally
binding, written agreement
evidencing such holder’s
agreement to vote all of
its class C shares (and any
shares received on
conversion of the class C
shares) in favor of the
strategic transaction and
against any alternative
proposal not approved by
the board of directors,
then we will not be
entitled to redeem the
shares of class C common
stock held by that holder
in connection with the
strategic transaction.

	Class A Common Stock	Class B Common Stock	Class C Common Stock

Transfer	None, other than as imposed	Offers to sell and sales	Class C common stock can be
restrictions	by applicable law.	are permitted at any time	transferred to us; or, if
		to eligible purchasers	the holder is a corporation
		under our articles of	or other business entity,
		incorporation (which	it can transfer its shares
		include our employee	upon its dissolution or
		benefit plans, active	liquidation to its
		employees, Matex Inc. and	shareholders who are lineal
		us), which can only be	descendants of Harry J.
		effected by submitting a	Grant or certain other
		“voluntary	entities affiliated with
		transfer/conversion notice”	those descendants; or, if
		(discussed below) and	the holder is a trust, it
		following the offer	can transfer its shares to
		procedures set forth in our	its beneficiaries who are
		articles of incorporation	lineal descendants of Harry
		(which we refer to as the	J. Grant or certain other
		“offer procedures”).	entities affiliated with
those descendants.

		Otherwise, class B shares	Any other transfer would
		cannot be transferred at	result in each transferred
		any time except for:	share of class C common
stock being automatically

		• transfers by an active	converted into 1.363970
		or former employee to	shares of class A common
		certain trusts for the	stock.
benefit of individual
beneficiaries or to any
organization described
in Section 501(c)(3) of
the Internal Revenue
Code;

• transfers to a
designated purchaser in
a tender offer approved
by our board;

• if the holder is a
corporation or other
business entity, then
transfers upon its
dissolution or
liquidation to its
shareholders who are
lineal descendants of
Harry J. Grant or
certain other entities
affiliated with those
descendants;

• if the holder is a
trust, then transfers
to its beneficiaries

Class A Common Stock	Class B Common Stock	Class C Common Stock

who are lineal
descendants of Harry J.
Grant or certain other
entities affiliated
with those descendants;
or

• transfers to us.

Holders of class B common
stock that become subject
to an “option event” are
required to offer those
shares for purchase
pursuant to the offer
procedures. “Option events”
generally include:

• A written offer to sell
a specified number of
shares or a written
request to convert a
specified number of
shares into a
corresponding number of
shares of class A
common stock, in either
case in the form
specified in the
articles of
incorporation (called a
“voluntary transfer/
conversion notice”).

• A foreclosure sale or
similar transfer of
pledged shares.

• With respect to all
shares of class B
common stock owned by
Matex Inc., a change in
control of Matex Inc.

Any option event is also an
option event with respect
to any marital or community
property interest of the
spouse of the holder.

Any attempted transfer in
violation of the articles
of incorporation is null
and void. In other words,

	Class A Common Stock	Class B Common Stock	Class C Common Stock

the shares will remain, for
all purposes, held by the
shareholder attempting to
effect the invalid transfer.
We are not obligated to buy
class B shares available
for sale.

Ability to purchase	May purchase on open market	Only the following persons	See “Transfer Restrictions.”
	subject to applicable law.	are eligible to purchase
shares of class B common
stock that become subject
to option events (called
“optionees”):

• employee benefit plans
(called “class A
optionees”)

• employee-eligibles
(called “class B
optionees”)

• Matex Inc. (one of the
shareholders holding
shares formerly held by
Harry J. Grant, our
former chairman and
chief executive
officer, called the
“class C optionee”)

• us (called the “class D
optionee”)

In order to purchase shares
of class B common stock
that become offered for
sale, an optionee must
first submit a purchase
order, in the form
specified in the articles
of incorporation (a
“purchase order”), to the
transfer agent, accompanied
by either (a) a cashier's
check or money order, or
(b) other documentation
sufficient to evidence
immediate access to funds.

A purchase order becomes
effective when entered by

	Class A Common Stock	Class B Common Stock	Class C Common Stock

the transfer agent on the
list of eligibles
representing current
potential buyers of shares
of class B common stock
(called the “buyer list”).

Purchase and sale	Not applicable.	When an option event	Not applicable.
procedures		occurs, the transfer agent
will match the subject
shares of class B common
stock with the earliest
entered purchase order on
the buyer list (first from
among all class A
optionees, then all class B
optionees, then the class C
optionee, then the class D
optionee, in that order),
the terms and conditions of
which can be matched by a
purchase of all or a part
of such shares of class B
common stock, until the
terms and conditions of
such purchase order are
satisfied in full.

If shares of class B common
stock remain to be sold,
then the transfer agent
will match the subject
shares with the
next-earliest posted
purchase order on the buyer
list the terms and
conditions of which can be
matched by a purchase of
all or a part of such
shares of class B common
stock, until the terms and
conditions of such purchase
order are satisfied in
full; and so on.

When shares of class B
common stock are sold, the
transfer agent will record
the sale and provide notice
to the purchaser and
seller. It will also
deliver the purchase price
for the shares to the
seller, without interest,

Class A Common Stock	Class B Common Stock	Class C Common Stock

as promptly as practicable,
but in no event later than
the end of the third
business day following the
applicable option event
date.

If the transfer agent is
unable to complete the sale
of shares of class B common
stock at the time of
receipt of the voluntary
transfer/conversion notice
for certain option events
(like written offers to
sell or convert submitted
by class B shareholders) or
by the end of the third
business day following the
occurrence of the other
option events (foreclosure
sale or a change in control
of Matex Inc.), then the
transfer agent will:

• In the case of an
option event pursuant
to a voluntary
transfer/ conversion
notice,

• convert the shares
of class B common
stock into an
equivalent number of
shares of class A
common stock, if so
directed in the
voluntary transfer/
conversion notice;

• cancel the voluntary
transfer/conversion
notice if so
directed in the
voluntary transfer/
conversion notice,
in which case the
shares will remain
held by the holder
submitting the
notice; or

• if no direction is
given in the
voluntary transfer/

	Class A Common Stock	Class B Common Stock	Class C Common Stock

conversion notice,
cancel the voluntary
transfer/ conversion
notice, in which
case the shares will
remain held by the
holder submitting
the notice.

• In the case of an
option event arising
from foreclosure sale
or similar transfer of
pledged shares,
convert the shares of
class B common stock
into an equivalent
number of shares of
class A common stock.

• In the case of an
option event arising
from a change of
control of Matex Inc.,
convert the shares of
class B common stock
into an equivalent
number of shares of
class A common stock.

Purchase price	Not applicable.	The price at which any	Not applicable.
share of class B common
stock subject to an option
event may be purchased by
any optionee (the “purchase
price”) is:

• If the class A common
stock is then listed
for trading on a
national securities
exchange, then the
closing price of the
class A common stock as
reported by such
exchange on the date of
the applicable option
event.

• If the class A common
stock is then quoted on
an automated quotation
system, then the
average of the closing
bid and ask price as
reported by such
automated quotation

	Class A Common Stock	Class B Common Stock	Class C Common Stock

system on the date of
the applicable option
event.

• If the class A common
stock is not then
listed on a national
securities exchange or
quoted on an automatic
quotation system, then
the fair market value
of a share of class A
common stock on the
date of the applicable
option event as
determined by the most
recent independent
valuation of the class
A common stock.

Conversion	Not applicable.	Each class B share can be	Each outstanding share of
		converted into a share of	class C common stock may,
		class A common stock upon	at the option of the
		submission of a voluntary	holder, be converted at any
		transfer/conversion notice	time into either (i)
		and after following the	0.248243 shares of class A
		offer procedures set forth	common stock and 1.115727
		above.	shares of class B common
stock, or (ii) 1.363970

		In addition, each share of	shares of class A common
		class B common stock will	stock.
automatically be converted
		into a share of class A	However, if prior to such
		common stock:	conversion the outstanding
class B common stock has

		• when the number of	been previously converted
		outstanding shares of	into class A common stock
		class B common stock	as a result of the number
		falls below 8% of the	of shares of class B common
		aggregate number of	stock then falling below 8%
		shares of common stock	of the total common stock
		then outstanding;	then outstanding, then each
outstanding share of class
		• upon purchase by a	C common stock can only be
		designated purchaser	converted into 1.363970
		(other than us) in a	shares of class A common
		tender offer or	stock.
exchange offer that is
		subject to Section	Also, if we deliver notice
		13(e) or Section 14(d)	to a holder of class C
		of the Securities	common stock that our board
		Exchange Act of 1934,	of directors has approved a
		as amended, which	“strategic transaction,”
		tender offer or	then class C shares cannot
		exchange offer is	be converted until the

Class A Common Stock	Class B Common Stock	Class C Common Stock

	approved by our board	holder delivers notice to
	of directors;	us that it will vote its
shares in favor of the
	• on the 120th day	strategic transaction.
following the death of
	a holder if the	Upon any change of control
	holder’s beneficiary or	of Matex Inc., each share
	estate has not offered	of class C common stock
	them for sale through	owned by Matex Inc. will be
	the offer procedures;	automatically converted
	and	into 1.363970 shares of
class A common stock.

• with respect to
attempted transfers to
a Section 501(c)(3)
organization,
immediately prior to
such attempted transfer.

Following conversion into
class A shares, there is no
ability to convert back
into class B shares.

Preferred Stock

        Our board of directors is authorized to issue our preferred stock in one or more series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

        If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Anti-Takeover Effects of Various Provisions of Wisconsin Law and Our Articles of Incorporation and Bylaws

        Provisions of Wisconsin law have certain anti-takeover effects. Our articles of incorporation and bylaws also contain provisions that may have similar effects.

Wisconsin Anti-Takeover Statute

        Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, or the WBCL, restrict a broad range of business combinations between a Wisconsin corporation and an “interested stockholder” for a period of three years unless specified conditions are met. The WBCL defines a “business combination” as including certain mergers or share exchanges, sales of assets, issuances of stock or rights to purchase stock and other related party transactions. An “interested stockholder” is a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. During the initial three-year period after a person becomes an interested stockholder in a Wisconsin corporation, with some exceptions, the WBCL prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock by the interested stockholder prior to the acquisition date. Following this three-year period, the WBCL also prohibits a business combination with an interested stockholder unless:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder;

•	the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

        Sections 180.1130 to 180.1133 of the WBCL govern certain mergers or share exchanges between public Wisconsin corporations and significant shareholders, and sales of all or substantially all of the assets of public Wisconsin corporations to significant shareholders. These transactions must be approved by 80% of all shareholders and two-thirds of shareholders other than the significant shareholder, unless the shareholders receive a statutory “fair price.” Section 180.1130 of the WBCL generally defines a “significant shareholder” as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, or an affiliate of the corporation who beneficially owned 10% or more of the voting power of the then outstanding shares within the last two years.

        Section 180.1150 of the WBCL provides that in particular circumstances the voting power of shares of a public Wisconsin corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power these excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of the restoration. This voting restriction does not apply to shares acquired directly from the corporation.

        Section 180.1134 of the WBCL requires shareholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a Wisconsin corporation’s stock. Shareholder approval is required for the acquisition of more than 5% of the corporation’s stock at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation.

        In addition to the anti-takeover provisions described above, various provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have anti-takeover effects.

Transfer Restrictions on Class B Shares

        Our class B common stock has ten votes per share, while our class A common stock has one vote per share and our class C common stock has two votes per share. As of February 26, 2009, shares of class B common stock constitute about 18% of our total outstanding common stock on a fully diluted basis (excluding the shares owned by The Journal Company, our wholly-owned subsidiary) and about 68% of our total voting power. As a result, our capital structure may deter a potential change in control because our voting power is concentrated in our class B common stock. These shares cannot be transferred at any time except for:

•	transfers to us;

•	transfers to certain trusts for the benefit of individual beneficiaries or to any organization described in Section 501(c)(3) of the Internal Revenue Code;

•	transfers to a designated purchaser in a tender offer approved by our board;

•	if the holder is a corporation or other business entity, then transfers upon its dissolution or liquidation to its shareholders who are “Family Successors” as that term is defined in the articles of incorporation;

•	if the holder is a trust, then transfers to its beneficiaries who are Family Successors; or

•	transfers to our employee benefit plans, active employees, Matex Inc. or us pursuant to "option events."

        Any attempted transfer of our class B shares in violation of our articles of incorporation will be void. These restrictions on transfer of our class B common stock have the effect of preventing potential acquirors from obtaining voting control in a transaction not approved by our board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the class A common stock. As a result, these provisions may be a deterrent to a potential acquisition transaction.

Staggered Board of Directors

        Our articles of incorporation and bylaws provide that the board of directors is divided into three classes, with staggered terms of three years each. Each year the term of one class expires. The articles provide that any vacancies on the board of directors can be filled only by the affirmative vote of a majority of the directors in office. Any director so elected will serve until the next election of the class for which he or she is chosen and until his or her successor is duly elected and qualified.

No Cumulative Voting

        The WBCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

Meeting Procedures; Advance Notice Requirements for Shareholder Proposals and Director Nominations; Procedures for Calling a Special Meeting

        Our bylaws also provide the board with discretion in postponing shareholder meetings, including, within certain limits, special meetings of shareholders. Additionally, the President or the board (acting by resolution) can adjourn a shareholder meeting at any time before business is transacted at the meeting.

        Our bylaws also provide that shareholders seeking to bring business before an annual meeting must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a shareholder’s notice shall be received on or before December 31 of the year immediately preceding the annual meeting; provided, however, that in the event that the date of the annual meeting is on or after May 1 in any year, notice by the shareholder to be timely must be so received not later than the close of business on the day which is determined by adding to December 31 of the year immediately preceding such annual meeting the number of days starting with May 1 and ending on the date of the annual meeting in such year. The bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

        Our bylaws also establish a procedure which shareholders seeking to call a special meeting of shareholders must satisfy. This procedure involves notice to us, the receipt by us of written demands for a special meeting from holders of 10% or more of all the votes entitled to be cast on any issue proposed to be considered, a review of the validity of such demands by an independent inspector and the fixing of the record and meeting dates by the board. In addition, shareholders demanding a special meeting must deliver a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy materials for the solicitation of proxies, in the event such shareholders are unsuccessful in their proxy solicitation.

Director Removal

        Our articles of incorporation provide that any director may be removed from office, but only for cause by the approval of 66 2/3% of the voting power of the then outstanding shares entitled to vote in the election of directors. However, if at least two-thirds of the directors plus one director vote to remove a director, that director can be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote.

Authorized But Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We could use these additional shares for a variety of corporate purposes, including future public offerings (following this offering) to raise additional capital, corporate acquisitions and issuances under employee benefit plans. Additionally, we could issue a series of preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. The board will make any determination to issue such shares based on its judgment as to the best interests of our company and our shareholders. The board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the class A common stock.

Supermajority Provisions

        Our articles of incorporation contain provisions that require the approval of 66 2/3% of the voting power of the then outstanding shares entitled to vote in order to amend certain anti-takeover provisions of the articles of incorporation or bylaws. In addition, the affirmative vote of (i) shareholders holding at least 66 2/3% of the voting power of the then outstanding class A shares and class B shares, considered for this purpose as a single class, and (ii) shareholders holding at least 66 2/3% of the voting power of the then outstanding class C shares is required to undertake (a) a sale or other business combination of our company, (b) a sale of the Milwaukee Journal Sentinel or (c) a relocation of the corporate headquarters outside of the Milwaukee area. These provisions could have the effect of discouraging takeover attempts that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the class A common stock.

Amendments to Articles of Incorporation

        The WBCL allows us to amend our articles of incorporation at any time to add or change a provision that is required or permitted to be included in the articles of incorporation or to delete a provision that is not required to be included in the articles of incorporation. The board can propose one or more amendments for submission to shareholders and may condition its submission of the proposed amendment on any basis if it provides certain notice and includes certain information regarding the proposed amendment in that notice. The provisions in our articles of incorporation relating to (a) the structure of the board, (b) certain amendments to the bylaws and (c) supermajority voting on certain transactions may only be amended by the approval of 66 2/3% of the voting power of the then outstanding shares entitled to vote.

Preemptive Rights

        No holder of our common stock has any preemptive or subscription rights to acquire shares of our common stock.

Agreement with the Grant Family Shareholders

        In connection with our initial public offering, in May 2003 we entered into a shareholders agreement with our predecessor company, Matex Inc. and the Abert Family Journal Stock Trust (the latter two of which, including any successor thereto or permitted transferees thereof, such as Grant D. Abert, Barbara Abert Tooman and the Judith Abert Meissner Marital Trust and related family trusts, we refer to collectively as the Grant family shareholders). On August 22, 2007, the parties entered into an amendment to the shareholders agreement.

        Pursuant to the amendment, we repurchased 3,200,000 shares of our class B common stock from Matex Inc. for $32 million, or $10 per share. In addition to the share repurchase, the amendment provided for, among other things, the following: (1) a lock-up on sales of the Grant family shareholders’ remaining shares in our company through August 22, 2008, subject to certain exceptions; and (2) the elimination of the Grant family shareholders’ right to elect a second director to our Board based on the size of the Board. The amendment also granted us certain options to require the Grant family shareholders to convert certain shares as discussed below.

        Pursuant to the shareholders agreement, as amended, the Grant family shareholders agreed not to transfer any of their shares during the three years following our initial public offering, except as otherwise provided for in the agreement or pursuant to a Board-approved business combination transaction or under Rule 144 of the Securities Act of 1933. In addition, the Grant family shareholders agreed that they will not exercise their rights under our articles of incorporation to purchase any available shares of class B common stock if, after the proposed purchase, the Grant family shareholders would own more than 17% of the class B common stock then outstanding.

        Pursuant to the terms and conditions of the shareholders agreement, as amended, each year we may redeem, at 105% of the average closing price of the class A shares, class B shares then owned by the Grant family shareholders if the Grant family shareholders own more than 17% of the class B shares then outstanding. The Grant family shareholders may, however, before the redemption occurs, convert their class B shares subject to the redemption into class A shares without complying with the class B offer procedures set forth in our articles of incorporation.

        The shareholders agreement, as amended, provides the Grant family shareholders with certain rights to register with the SEC some or all of their shares for resale to the public. The Grant family shareholders have the right to “demand” the registration of their shares, for resale, subject to the limitations described below. The Grant family shareholders also have the right to participate in certain of our proposed stock offerings to the public, subject to certain conditions. Notwithstanding these rights, we will not be obligated to effect any Grant family shareholder’s “demand” to register shares within 180 days after (1) the effective date of a registration in which the Grant family shareholders were notified of their rights to participate in an offering of ours or (2) any other registration of theirs. In addition, we may postpone for up to 180 days the filing or the effectiveness of any such Grant family shareholder’s “demand” registration statement if our Board determines that effecting such registration would have certain negative consequences.

        The shareholders agreement, as amended, also provides that the Grant family shareholders will have the right to propose one director nominee to the Board. This right terminates when the Grant family shareholders hold less than 5% of the outstanding shares of our common stock. The Grant family shareholders’ nominee will be subject to applicable professional and governance standards. In connection therewith, the Grant family shareholders agree to take all actions necessary to elect all of our recommended nominees for director. At the 2007 Annual Meeting of Shareholders, the then existing Grant family shareholders nominated, and our shareholders elected, David G. Meissner as a Class I director until the 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

        The shareholders agreement, as amended, also allows us, in certain circumstances, to require the Grant family shareholders to convert some or all of their class C common stock into either shares of class A common stock or shares of both class A common stock and class B common stock (at their choice). Specifically, we have the option to require such a conversion if the number of outstanding shares of class C common stock falls below 1,088,000 shares (and our option in this situation is to require conversion of all remaining shares of class C common stock). In addition, after September 30, 2016, if there are more than 1,632,000 shares of class C common stock then outstanding we have the option to require the Grant family shareholders to convert any or all shares of class C common stock in excess of 1,632,000 shares.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, class A common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or class A common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of class A common stock purchasable upon the exercise of warrants to purchase class A common stock and the price at which such number of shares of class A common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, class A common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, class A common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, class A common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or class A common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of class A common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our class A common stock, in any one or more of the following ways from time to time:  (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act of 1933.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our class A common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our class A common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our class A common stock in transactions exempt from the registration requirements of the Securities Act of 1933 in reliance upon Rule 144 under the Securities Act of 1933 provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act of 1933 or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. We may pay all expenses incurred with respect to the registration of the shares of class A common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

        We or any selling shareholder may also sell shares of our class A common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than class A common stock will be a new issue and, other than the class A common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the class A common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-31805). We also filed a registration statement on Form S-3 (Reg. No. 333-158390), including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov or on our website located at http://www.journalcommunications.com.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our annual report on Form 10-K for the year ended December 28, 2008;

•	our quarterly report on Form 10-Q for the quarterly period ended March 29, 2009;

•	an amendment on Form 8-K/A filed on May 4, 2009 to our Current Report on Form 8-K dated December 2, 2005; and

•	the description of our class A common stock contained in Item 1 of our Registration Statement on Form 8-A, dated September 22, 2003, and any amendment or report updating that description;

        You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

Journal Communications, Inc. Attn: Secretary 333 West State Street Milwaukee, Wisconsin 53203 (414) 224-2057

        You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

        Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements and/or other offering materials. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements and/or other offering materials.

EXPERTS

        The consolidated financial statements as of December 28, 2008 and for the year ended December 28, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2008 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 28, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Journal Communications, Inc. as of December 30, 2007 and for each of the two years in the period ended December 30, 2007 appearing in Journal Communications, Inc.‘s Annual Report (Form 10-K) for the year ended December 28, 2008 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered.

Securities and Exchange Commission registration fee	$22,320
Printing expenses	20,000
Accounting fees and expenses	110,000
Legal fees and expenses	150,000
Blue sky filing and counsel fees	10,000
Miscellaneous (including any applicable listing fees, rating agency fees,
trustee and transfer agent fees and expenses)	37,680

Total	$350,000

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Bylaws of the registrant provide that the directors and officers of the registrant, members of the committee formed under Article 2 of the registrant’s articles of incorporation, any trustee of any employee benefit plan of the registrant and any person serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or trust are entitled to mandatory indemnification from the registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such persons are successful in the defense of a proceeding and (ii) in proceedings in which the person is not successful in defense thereof, unless (in the latter case only) it is determined that such person breached or failed to perform his or her duties to the registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the registrant or its shareholders in connection with a matter in which the person had a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, the Wisconsin Business Corporation Law would require mandatory indemnification of directors and officers of the registrant under certain circumstances, as more fully described in Sections 180.0850 through 180.0859 thereof. Additionally, under the Wisconsin Business Corporation Law, directors of the registrant are not subject to personal liability to the registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        Expenses for the defense of any action for which indemnification may be available are required to be advanced by the registrant under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the registrant’s Bylaws is not exclusive of any other rights to which a director, officer or other person may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer, director or other person may be required to bear the economic burden of the foregoing liabilities and expense.

        The registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the registrant’s former, current or future directors or officers or persons serving at the request of the registrant or positions with other entities as described above.

Item 16.	EXHIBITS

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17.	UNDERTAKINGS

        a.     The undersigned registrant hereby undertakes:

        (1)     to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        (2)     that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

        (3)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)     that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

        (5)     That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        b.     The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        d.     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 12th day of June, 2009.

JOURNAL COMMUNICATIONS, INC.
By: /s/ Steven J. Smith
Steven J. Smith
Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below on June 12, 2009 by the following persons in the capacities indicated.

Name	Capacity
/s/ Steven J. Smith	Chairman of the Board and Chief Executive Officer
Steven J. Smith	(principal executive officer)
/s/ Andre J. Fernandez	Officer (principal financial officer)
Andre J. Fernandez	Officer (principal financial officer)
/s/ Anne M. Bauer	Vice President and Controller (principal accounting
Anne M. Bauer	officer)
David J. Drury+	Director
David G. Meissner+	Director
Jonathan Newcomb+	Director
Roger D. Peirce+	Director
Ellen F. Siminoff+	Director
Mary Ellen Stanek+	Director
Owen J. Sullivan+	Director

S-1

Name	Capacity

Jeanette Tully+	Director

+By:	/s/ Steven J. Smith Steven J. Smith Attorney-in-Fact

S-2

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Form of Equity Underwriting Agreement.[1]

1.2	Form of Debt Underwriting Agreement.[1]

4.1	Amended and Restated Articles of Incorporation of Journal Communications, Inc., as amended through June 30,
2006 (incorporated by reference to Exhibit 3.2 to Journal Communications, Inc.’s Current Report on From 8-K
dated June 30, 2006 [Commission File No. 1-31805]).

4.2	Bylaws of Journal Communications, Inc., as amended (incorporated by reference to Exhibit 3.1 to Journal
Communications’ Current Report on Form 8-K dated May 1, 2008 [Commission File No. 1-31805]).

4.3	Shareholders Agreement, dated as of May 12, 2003, by and among Journal Communications, Inc. (then known as
The Journal Company), The Journal Company (then known as Journal Communications, Inc.), Matex Inc. and the
Abert Family Journal stock Trust, as further executed by two “Family Successors,” Grant D. Abert and Barbara
Abert Tooman (incorporated by reference to Exhibit 4.3 to Journal Communications, Inc.’s Registration
Statement on Form S-1 filed on June 19, 2003 [Reg. No. 333-105210]).

4.4	Amendment to Shareholders Agreement, dated as of August 2, 2007, by and among Journal Communications, Inc.,
The Journal Company, Matex Inc., the Abert Family Journal Stock Trust, Grant D. Abert and Barbara Abert
Tooman (incorporated by reference to Exhibit 4.2 to Journal Communications, Inc.’s Current Report on From
8-K dated August 22, 2007 [File No. 1-31805]).

4.5	Form of Indenture.*

4.6	Form of Debt Securities.[1]

4.7	Form of Warrant.[1]

4.8	Form of Warrant Agreement.[1]

4.9	Form of Stock Purchase Contract.[1]

5	Opinion of Foley & Lardner LLP (including consent of counsel).*

12	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP).

23.3	Consent of Foley & Lardner LLP (included in Exhibit 5).*

E-1

24	Powers of Attorney (contained on the signature page hereto).*

25	Statement of Eligibility and Qualification of Trustee on Form T-1.[2]

*	Previously filed.

[1]	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

[2]	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

E-2